UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 7, 2006

CYTOGEN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-14879	22-2322400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 College Road East, CN 5308, Suite 3100, Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 750-8200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement; Item 3.02 Unregistered Sales of Equity Securities.

On November 7, 2006, Cytogen Corporation, a Delaware corporation (the “Company”), announced that it had entered into purchase agreements with certain institutional investors for the sale of 7,092,203 shares of its Common Stock and 3,546,108 warrants to purchase shares of its Common Stock at a price of $2.82 per unit, through a private placement. The warrants will have a term of five years and an exercise price of $3.32 per share. The transaction is expected to provide gross proceeds of approximately $20 million to the Company before deducting costs associated with the offering. The Company expects to use the proceeds to support the commercial launch of CAPHOSOL®, which Cytogen in-licensed in October 2006, advance its clinical development programs, pursue additional in-licensing opportunities, and other general corporate purposes. The parties expect to close the transaction as soon as possible. The placement agents in this transaction will receive compensation consisting of a cash fee equal to 7% of the aggregate gross proceeds.

The securities sold in this private placement have not been registered under the Securities Act of 1933, as amended (the “Act”) and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act. In accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”), to be entered into by the Company and the investors in connection with the closing of the financing, the Company has agreed to file a resale registration statement on Form S-3 within 30 days after the closing of the transaction for purposes of registering, pursuant to the Act, the shares of Common Stock and shares of Common Stock underlying the warrants acquired by the investors. The Company believes that the issuance of the securities in this transactions were exempt from registration under Section 4(2) of the Securities Act of 1933.

A complete copy of each of the Securities Purchase Agreement, the form of Warrant, the form of Registration Rights Agreement, and the related press release of the Company, dated November 7, 2006, are filed herewith as Exhibits 10.1, 10.2, 10.3 and 99.1, respectively, and are incorporated herein by reference. The foregoing descriptions of: (i) the Securities Purchase Agreement, (ii) the Warrants; (iii) the Registration Rights Agreement; and (iv) the press release and any other documents or filings referenced herein are qualified in their entirety by reference to such Exhibits, documents or filings.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement by and among the Company and the Purchasers dated November 7, 2006.

10.2	Form of Common Stock Purchase Warrant issued by the Company in favor of each Purchaser.

10.3	Form of Registration Rights Agreement by and among the Company and the Purchasers.

99.1	Press Release of the Company dated November 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOGEN CORPORATION

By:	/s/ Michael D. Becker
Michael D. Becker
President and Chief Executive Officer

Dated: November 9, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement by and among the Company and the Purchasers dated November 7, 2006.

10.2	Form of Common Stock Purchase Warrant issued by the Company in favor of each Purchaser.

10.3	Form of Registration Rights Agreement by and among the Company and the Purchasers.

99.1	Press Release of the Company dated November 7, 2006.